Exhibit 99.1
Vonage Holdings Corp. to Acquire Telesphere Networks Ltd.

Accelerates Company’s Growth Strategy in the UCaaS Market
Holmdel, NJ – November 5, 2014 - Vonage Holdings Corp. (NYSE: VG) has entered into a definitive agreement to acquire privately-held Telesphere Networks Ltd., an industry-leading provider of Unified Communications-as-a-Service (UCaaS) solutions to larger enterprises in the small and medium business (SMB) sector, for $114 million in cash and stock.
Telesphere offers a comprehensive suite of cloud voice and UCaaS services, including advanced call center solutions, collaboration, mobile office and HD multi-point video conferencing. Telesphere has provided cloud communications since 2006 and has built a national, cloud platform that is especially well suited to address the needs of larger SMBs with regionally distributed offices.
“A year after Vonage moved into the rapidly growing UCaaS market, we are substantially expanding our presence within the sector through the Telesphere acquisition. This is an important next step in the continued execution of the Company’s long-term growth strategy,” said Marc Lefar, Chief Executive Officer of Vonage. “As we have demonstrated, the use of Vonage’s scale, brand, balance sheet and cash generation to invest in the acquisition of growth businesses has been very successful. Vonage Business Solutions annual revenue growth has accelerated from 38% to 52% in a year, and we are confident in our ability to accelerate growth at Telesphere as we bring it under the Vonage umbrella.”

Combined Business with Leading Scale in UCaaS

Telesphere is highly complementary to Vonage Business Solutions (“VBS”). With the addition of Telesphere, Vonage will now be able to provide a comprehensive and compelling range of cloud-based solutions to address the needs of a wide range of enterprises.

Telesphere’s average seat size per customer is more than 40, and average monthly recurring revenue per customer is nearly $3,000. Telesphere’s 2014 revenues are expected to be approximately $40 million, with more than $50 million of revenue already under contract for 2015. Vonage will pay a multiple that is two times or less estimated 2015 revenues.

Recognized for its strong technical and operational expertise in UCaaS, Telesphere was ranked as a top provider in Gartner’s 2014 Magic Quadrant for UCaaS. Similarly, Telesphere’s auto-provisioning and monitoring tools, critical for successful installations and ongoing management at larger multi-location businesses, received Internet Telephony magazine’s 2012 BSS/OSS Excellence Awards by TMC.

Clark Peterson, CEO of Telesphere, commented, “Vonage already has a strong leadership position in hosted cloud communications and SaaS solutions through Vonage Business Solutions. Our two businesses complement each other well and will fortify Vonage’s scale in the high growth market for unified communications. As UCaaS continues to evolve and adoption grows among businesses of all sizes, Vonage and Telesphere will be at the forefront of this growth. I am very excited about our future together.”
Mr. Peterson will join Vonage as President of Telesphere, a Vonage company, upon closing. Mr. Peterson has more than 25 years of experience in the communications industry and currently serves as Chairman of the Cloud Communications Alliance.

Alan Masarek, who will become the Chief Executive Officer of Vonage effective November 6, commented, “Through the acquisition of Telesphere, Vonage is well positioned to provide an expanding range of unified communications services beyond those offered today, and to further penetrate the large and rapidly growing UCaaS market. We welcome the Telesphere team to the Vonage family and look forward to working together on our mission to become the premier provider of communications services for consumers and businesses.”

Transaction Terms and Financing

Under the agreement, Telesphere shareholders will receive total consideration of $114 million comprised of approximately $91 million in cash and approximately 6.86 million shares in Vonage common stock representing $23 million, subject to customary closing adjustments and indemnity escrow arrangements. The transaction is expected to close in 2014, pending regulatory approvals. Cash consideration for the transaction will be financed through available cash and Vonage’s existing $125 million credit facility.

Evercore provided a fairness opinion and served as financial advisor and Weil Gotshal & Manges as legal counsel to Vonage in connection with this transaction. Wells Fargo Securities, LLC served as the financial advisor and Snell & Wilmer as the legal counsel to Telesphere.

Conference Call

Vonage will discuss further details of this transaction at 10:00 AM Eastern Time on November 5, 2014 during the Company’s Third Quarter 2014 earnings call. To participate, please dial (877) 359-9508 approximately 10 minutes prior to the call. International callers should dial (224) 357-2393.

The webcast will also be broadcast live through Vonage's Investor Relations website at http://ir.vonage.com. Windows Media Player or RealPlayer is required to listen to this webcast. A replay of the call and webcast will be available shortly after the conclusion of the call through November 12, 2014, and may be accessed through Vonage's Investor Relations website at http://ir.vonage.com or by dialing (855) 859-2056. International callers should dial (404) 537-3406. The replay passcode is: 20017524.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to: (i) statements about the benefits of the acquisition; (ii) future financial and operating results following the acquisition including the amount of revenue expected to be generated by Telesphere for the remainder of 2014 and in 2015; (iii) the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; (iv) the competitive position and opportunities of the combined company; (v) the impact of the acquisition on the market for the combined company’s products and services; (vi) the timing of the completion of the acquisition and (vii) the planned completion of Vonage’s current share repurchase program.  In addition, words such as “anticipate,” “believe,” “budget,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will” and similar expressions are intended to identify such forward-looking statements.  Such forward-looking statements are based upon the current beliefs and expectations of Vonage’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of Vonage.  The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: (a) risks related to the integration of Telesphere into Vonage and the anticipated future benefits resulting from the acquisition of Telesphere; (b) Vonage’s or the combined company’s ability to react to trends and challenges in our business and the markets in which we operate; (c) Vonage’s or the combined company’s ability to anticipate market needs or develop new or enhanced products to meet those needs; (d) the adoption rate of Vonage’s or the combined company’s products and services; (e) Vonage’s or the combined company’s ability to establish and maintain successful relationships with our distribution partners; (f) our ability to compete in our industry; (g) fluctuations in demand, sales cycles and prices for Vonage’s or the combined company’s products and services; (h) Vonage’s or the combined company’s ability to protect intellectual property rights; (i) general political, economic and market conditions and events; (j) the expense and impact of legal proceedings; and (k) other risks and uncertainties described more fully in Vonage’s documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this document are based on information available as of the date hereof, and Vonage assumes no obligation to update these forward-looking statements.  Vonage reserves the right to modify future business or product plans at any time.

About Vonage

Vonage (NYSE: VG) is a leading provider of communications services connecting consumers and businesses through cloud-connected devices worldwide. Vonage provides a robust suite of feature-rich, residential and business communication solutions that offer flexibility, portability and ease-of-use for both landline and mobile phones. Vonage's residential service is sold on the web (www.vonage.com) and through telesales and regional and national retailers, and its business service is sold through Vonage Business Solutions (www.vonagebusiness.com) telesales and channel partners.

Vonage Holdings Corp. is headquartered in Holmdel, New Jersey. Vonage® is a registered trademark of Vonage Marketing LLC, owned by Vonage America Inc.

To follow Vonage on Twitter, please visit www.twitter.com/vonage. To become a fan on Facebook, go to www.facebook.com/vonage. To subscribe on YouTube, visit www.youtube.com/vonage.

About Telesphere

Telesphere, based in Phoenix, Ariz., is a leading provider of business VoIP solutions nationwide. Telesphere offers carrier-grade performance and support for wireline and mobile devices to businesses over its private IP MPLS network, one of the largest in the nation. Telesphere’s cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, video, data and collaboration features of large enterprise systems without the costly investment of on-premise equipment.

Investor Contact: Hunter Blankenbaker, 732.444.4926, hunter.blankenbaker@vonage.com
Media Contact: Jen Holzapfel 732.444.2585; jennifer.holzapfel@vonage.com

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